UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2017

GREAT BASIN SCIENTIFIC, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On May 12, 2017, an institutional investor (the “Seller”) holding approximately $1.2 million in aggregate principal amount of holder of Series B Senior Secured Convertible Notes (the “Series B Notes”) issued by Great Basin Scientific, Inc., a Delaware corporation (the “Company”) sold $850,000 in aggregate principal amount of such Series B Notes to various other institutional investors (each, a Buyer”) for an aggregate purchase price in cash of $850,000, each pursuant to a purchase agreement, dated as of May 12, 2017, by and between the Seller and a Buyer (each, a “Purchase Agreement”).  Concurrently with the closing of such sales (collectively, the “Sale Transaction”), the Seller and the Buyers released all restrictions on the remaining approximately $1.36 million in cash collateral securing the Series B Notes, which is now available to be used by the Company to fund its operations and for general corporate purposes.

In connection with the Sale Transaction, in a letter to the Seller and a letter to each Buyer (collectively, the “Price Reduction and Leak-Out Letters”), the Company temporarily reduced the conversion price of the Series B Notes to $1.10 per share until July 14, 2017, after which the conversion price of the Series B Notes will return to $3.00 per share.  The Company also permanently waived any right to effect any mandatory conversion of the Series B Notes (eliminating the variable price conversion feature of the Series B Notes).

In addition, in the Price Reduction and Leak-Out Letters, each holder of Series B Notes (each, a Holder”), severally, not jointly, agreed that during the period commencing on May 12, 2017 and ending with close of trading on the earlier of (i) July 2, 2017, inclusive and (ii) the first trading day after the date hereof on which at least an aggregate $4 million of the trading volume of Common Stock shall have been reported by Bloomberg, L.P. during the period commencing on May 12, 2017 and ending on such trading day (such period, the "Current Restricted Period"), neither such Holder, nor any of its trading affiliates would sell, directly or indirectly, shares of our common stock on any trading day during the Current Restricted Period (any such date, a “Date of Determination”), in an amount that exceeds such Holder’s pro rata share (based on holdings of Series B Notes as of May 12, 2017) of 35% of the trading volume of Common Stock as reported by Bloomberg, L.P for the applicable Date of Determination.

The foregoing is a summary description of the material terms of each Purchase Agreement and the Price Reduction and Leak-Out Letters and are qualified in their entirety by the text of the form of Purchase Agreement and the Price Reduction and Leak-Out Letters attached as Exhibits 10.1 and 10.2 this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 8.01.Other Events.

On May 15, 2017, the Company issued a press release announcing the Sale Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description
10.1*	Form of Purchase Agreement.
10.2*	Form of Price Reduction and Leak-Out Letters.
99.1*	Press Release issued on May 15, 2017.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: May 15, 2017	By:	/s/ Ryan Ashton
Name: Ryan Ashton Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
10.1*	Form of Purchase Agreement.
10.2*	Form of Price Reduction and Leak-Out Letters.
99.1*	Press Release issued on May 15, 2017

*Filed herewith.